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                                  EXHIBIT 10-37

                                 FIRST AMENDMENT
                                       OF
                         USG CORPORATION RETIREMENT PLAN

            (As Amended and Restated Effective as of January 1, 1999)

          WHEREAS, USG Corporation Retirement Plan (the "plan") is maintained by USG Corporation (the "company"), which plan was amended and restated on December 29, 1999, effective as of January 1, 1999; and

          WHEREAS, it now is deemed desirable and in the best interests of the employers under the plan and their employees to further amend the plan;

          NOW, THEREFORE, pursuant to the amending power reserved to the company under subsection 14.1 of the plan, the plan is further amended as follows:

          1. By adding the following at the end of subsection 7.8 of the Plan, effective January 1, 1999:

     "The actuarial increase described in the preceding sentence shall apply to periods during which a participant is in suspendible service under Section 203(a)(3)(B) of ERISA."

          2. By adding the following at the end of subsection 8.6 of the plan, effective January 1, 1999:

     "The accrued benefit of a 'Section 401(a)(17) employee' (as defined in Treasury Regulation 1.401(a)(17)-1(e)(2)(i)) shall be determined in accordance with Treasury Regulation 1.401(a)(17)-1(e)."
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          3. By adding the following new subsection 8.15 to the Plan, effective
January 1, 1999:

     "8.15 Contribution Limitations

          For each plan year, the annual addition (as defined below) to a participant's accounts under all defined contribution plans maintained by the company shall not exceed the lesser of $30,000 (or such greater amount as may be determined by the Commissioner of Internal Revenue for the calendar year which begins with or within that plan year) or 25 percent of the participant's Section 415 compensation (as defined below) during that plan year. The term 'annual addition' for any plan year means the sum of the company contributions, participant contributions and remainders credited to a participant's accounts for that year. Any participant contributions which cannot be allocated to a participant because of the foregoing limitations (and any gains attributable thereto) shall be returned to him. If, as a result of the allocation of forfeitures or a reasonable error in estimating a participant's compensation, company contributions cannot be allocated to a participant because of the foregoing limitations, such amounts shall be applied to reduce company contributions in succeeding plan years, in order of time. A participant's 'Section 415 compensation' means his total cash compensation for services rendered to the company as an employee, determined in accordance with Section 415(c)(3) of the Internal Revenue Code and the regulations thereunder, including any elective deferral (as defined in Section 402(g)(3) of the Internal Revenue
     Code) and any amount contributed or deferred by the company at the participant's election which is excludable from income under Section 125 or 457 of the Internal Revenue Code."

          4. By adding the following news subsection 8.16 to the Plan, effective January 1, 1999:

     "8.16 Benefit Limitations

          Notwithstanding any other provisions of the plan, a participant's monthly retirement income or monthly deferred vested benefit as of the end of any plan year may not exceed an amount which is equivalent to a monthly retirement income or deferred vested benefit payable for life only (not taking into account that portion of any joint and survivor annuity which constitutes a qualified joint and survivor annuity under the Internal Revenue Code), equal to $7,500 (or such greater amount as may be determined by the Commissioner of Internal Revenue for calendar years which begin with or within that plan year). If payment of a participant's monthly retirement


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     income or deferred vested benefit begins before he attains the Social
     Security Retirement Age, such limitation shall be reduced so that it is equivalent to a monthly benefit of $7,500 commencing at the Social Security Retirement Age. If payment of a participant's monthly retirement income begins after he attains the Social Security Retirement Age, such limitation shall be increased so that it is equivalent to a monthly benefit of $7,500 commencing at the Social Security Retirement Age. For purposes of adjusting amounts under this subsection 8.16, the interest rate assumption and mortality shall be determined in accordance with Paragraph A-8 of Exhibit
     A. In the case of a participant with less than 10 years of participation in the plan, the foregoing limitation shall be multiplied by a fraction, the numerator of which shall be the participant's number of full and fractional years of participation in the plan (but not less than 1) and the denominator of which shall be 10. In no event shall a participant's monthly retirement income as of the end of any plan year exceed 100% of his average compensation for his high three years. A participant's 'average compensation for his high three years' means his average monthly compensation during the period of three consecutive calendar years of his service with the employers (or during his actual number of years of service if less than three such years) in which his aggregate compensation from the employers was the greatest. For purposes of this subsection 8.16, a participant's 'compensation' means his total cash compensation for services rendered to the employers as an employee, determined in accordance with
     Section 415(c)(3) of the Internal Revenue Code and the regulations thereunder. The provisions of this subsection 8.16 shall not reduce the monthly retirement income or deferred vested benefit of any participant below such participant's accrued benefit as of December 31, 1986 (determined under the terms of the plan as in effect on May 5, 1986 as though the participant had terminated employment on December 31, 1986). The accrued benefit of any participant that exceeds the benefit limitations under Section 415 of the Internal Revenue Code as amended by the Tax Reform Act of 1986 (including the 'current accrued benefit,' as described in Q&A 12 of IRS Notice 87-21) shall be reduced, as of the first day of the first limitation year beginning after December 31, 1986, to the level permitted under the Tax Reform Act of 1986.

          5. By adding the following at the end of subsection 18.7 of the Plan, effective January 1, 1999:

     "The aggregate actual contributions for retiree medical benefits, when added to the actual contributions for life insurance under the plan, are limited to 25 percent of the total actual contributions made to the plan


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     (other than contributions to fund past service credits) after the later of the adoption or effective date of the Post-Retirement Medical Fund."

          6. By adding the following Paragraph at the end of the Supplement A of the Plan, effective January 1, 1999:

          "A-8. Special Provisions Effective Under The Small Business Job Protection Act of 1996:

          (1) In General: As provided in the Small Business Job Protection Act of 1996, a Participant's projected annual benefit, 'annual benefit,' and compliance with Code Section 415's benefit limitations shall be determined in accordance with Revenue Ruling 98-1, and specifically Q&A-7 and Q&A-8.

          (2) For purposes of applying Code Section 415(b) to a benefit that is not payable in the form of an annual straight life annuity within the meaning of Code Section 415(b)(2)(A) and that is not subject to Code
     Section 417(e)(3), the determination as to whether such a benefit satisfies the Code Section 415(b) limitations is made by comparing the equivalent annual benefit determined in Step 1 below with the lesser of the age-adjusted dollar limit determined in Step 2 below and the Code Section 415(b) compensation limitation described in Step 3 below:

               Step 1: Under Code Section 415(b)(2)(B), determine the annual benefit in the form of a straight life annuity commencing at the same age that is actuarially equivalent to the plan benefit. In general, Code Section 415(b)(2)(E)(i) and (v) require that the equivalent annual benefit be the greater of the equivalent annual benefit computed using the interest rate and mortality table, or tabular factor, specified in the plan for actuarial equivalence for the particular form of benefit payable (plan rate and plan mortality table, or plan tabular factor, respectively) and the equivalent annual benefit computed using a 5 percent interest rate assumption and the applicable mortality table. This step does not apply to a benefit that is not required to be converted to a straight life annuity pursuant to Code Section 415(b)(2)(B) (for example, a qualified joint and survivor annuity).

               Step 2: Under Code section 415(b)(2)(C) or (D), determine the Code Section 415(b) dollar limitation that applies at the age the benefit is payable (age-adjusted dollar limit). The age-adjusted dollar limit is the annual benefit that is actuarially equivalent to an


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          annual benefit equal to Code Section 415(b) dollar limitation payable at the participant's Social Security Retirement Age.

          If the age at which the benefit is payable is 62 or greater, and less than the participant's Social Security Retirement Age, the age-adjusted dollar limit is determined by reducing the Code Section 415(b) dollar limitation at the participant's Social Security Retirement Age using adjustment factors that are consistent with the factors used to reduce old-age insurance benefits under Social Security Act. Pursuant to Q&A 5 of IRS Notice 87-21, the Code section 415(b) dollar limitation at the participant's Social Security Retirement Age is reduced by 5/9 of 1 percent for each of the first 36 months by which benefits commence before the month in which the participant's Social Security Retirement Age is attained and by 5/12 of 1 percent for each additional month.

          If the age at which the benefit is payable is less than 62, the age-adjusted dollar limit is determined by reducing the age-adjusted dollar limit at age 62 on an actuarially equivalent basis. In general, Code Section 415(b)(2)(E)(ii) and (v) require that the reduced age-adjusted dollar limit be the lesser of the equivalent amount computed using the plan rate and plan mortality table (or plan tabular factor) used for actuarial equivalence for early retirement benefits under the plan and the amount computed using 5 percent interest and the applicable mortality table prescribed under Revenue Ruling 95-6 (used to the extent described in A&A-6 of Revenue Ruling 98-1 which provides that for purposes of adjusting any limitation under Code
          Section 415(b)(2)(C) or (D) that, to the extent a forfeiture does not occur upon death, the mortality decrement may be ignored prior to age 62 and must be ignored after Social Security Retirement Age).

          If the age at which the benefit is payable is greater than the participant's Social Security Retirement Age, the age-adjusted dollar limit is determined by increasing the Code Section 415(b) dollar limitation of the participant's Social Security Retirement Age on an actuarially equivalent basis. In general, Code Section 415(b)(2)(E)(i) and (v) require that the increased age-adjusted dollar limit be the lesser of the equivalent amount computed using the plan rate and plan mortality table (or plan tabular factor) used for actuarial equivalence for late retirement benefits under the plan and equivalent amount computed using 5 percent interest and applicable mortality table (used to the extent described in Q&A-6, as described in the prior paragraph).


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               Step 3:  Determine the participant's Code Section 415(b)
          compensation limitation. This limitation is equal to the participant's compensation averaged over the consecutive three-year period producing the highest average, as provided in Code section 415(b)(3).

     The equivalent annual benefit determined in Step 1 shall be no greater than the lesser of the age-adjusted dollar limit determined in Step 2 and the Code Section 415(b) compensation limitation determined in Step 3.

          (3) For purposes of applying Code Section 415(b)(2)(B) to a benefit that is payable in a form subject to Code 417(e)(3), the determination of the equivalent annual benefit is the same as in Step 1 of subsection (2) above, except that under Code Section 415(b)(2)(E)(ii), the applicable interest rate under Q&A-5 of Revenue Ruling 98-1 (i.e. 'GATT interest rates') is substituted for the 5 percent interest rate under Code Section 415(b)(E)(i). Thus, the equivalent annual benefit must be the greater of the equivalent annual benefit computed using the plan rate and plan mortality table (or plan tabular factor) and the equivalent annual benefit computed using the applicable interest rate and mortality table.

          (4) The changes made to Code Section 415(b)(2)(E) apply to all Plan benefits, including benefits accrued before the first limitation year beginning after December 31, 1994.

          (5) The limitations of this Paragraph A-8 shall be applied to 'old-law benefits' (as defined in Revenue Ruling 98-1) using Method 3 of Q&A 1 of such Revenue Ruling."

          IN WITNESS WHEREOF, the company has caused these presents to be signed by its officer thereunto duly authorized this 22nd day of May, 2001.

                                        USG CORPORATION


                                        By:
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